Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-180451) pertaining to the Liberator, Inc. 2009 Stock Option Plan of our report dated October 12, 2015, with respect to the consolidated financial statements of Liberator, Inc. included in its Annual Report (Form 10-K) for the years ended June 30, 2015 and 2014.

Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 12, 2015